MRI Interventions, Inc. to Webcast at LD Micro Conference

IRVINE, Calif., June 4, 2018 – MRI Interventions, Inc. (OTCQB:MRIC) announced that it will webcast its presentation at the 8th annual LD Micro Invitational Conference on Tuesday, June 5. Joe Burnett, Chief Executive Officer, is scheduled to present at 11:00 am Pacific Time.

Investors and analysts who would like to listen to a live or archived version of the webcast may do so by visiting the company’s website at www.mriinterventions.com, by selecting “Investors” / “News” / “IR Calendar.”

About MRI Interventions, Inc.:
Building on the imaging power of magnetic resonance imaging (“MRI”), MRI Interventions is creating innovative platforms for performing the next generation of minimally invasive surgical procedures in the brain.  The ClearPoint Neuro Navigation System, which has received 510(k) clearance and is CE marked, utilizes a hospital’s existing diagnostic or intraoperative MRI suite to enable a range of minimally invasive procedures in the brain. For more information, please visit www.mriinterventions.com.

Forward-Looking Statements
Statements herein concerning the company’s plans, growth and strategies may include forward-looking statements within the context of the federal securities laws. Statements regarding the company’s future events, developments and future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Uncertainties and risks may cause the company’s actual results to differ materially from those expressed in or implied by forward-looking statements. Particular uncertainties and risks include those relating to: future revenues from sales of the company’s ClearPoint Neuro Navigation System products; the company’s ability to market, commercialize and achieve broader market acceptance for the company’s ClearPoint Neuro Navigation System products; and estimates regarding the sufficiency of the company’s cash resources. More detailed information on these and additional factors that could affect the company’s actual results are described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the Company’s Quarterly Report on Form 10-Q, both of which have been filed with the Securities and Exchange Commission.

Contact:
Harold A. Hurwitz, Chief Financial Officer
(949) 900-6833

Matt Kreps
Darrow Associates Investor Relations
(214) 597-8200
mkreps@darrowir.com